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                                                                   EXHIBIT 21.1

                          CAMBRIDGE NEUROSCIENCE, INC.

                                  SUBSIDIARIES


                                                  Jurisdiction of
        Name                                      Incorporation or Organization
        ----                                      -----------------------------

1.      Cambridge NeuroScience Partners, Inc.     Delaware